SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  FORM 8-K12G3

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 2003


                         Frederick County Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


         Maryland                     Not available               52-2276843
(State or other jurisdiction    (Commission file number)        (IRS Employer
    of incorporation)                                               Number)

                30 West Patrick Street, Frederick, Maryland 21703
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 301.620.1400

Item 5.  Other Events
---------------------

         At 5:00 P.M., eastern time, on September 30, 2003, the Agreement and Plan of Share Exchange (the "Share Exchange") between Frederick County Bancorp, Inc. (the "Company") and Frederick County Bank (the Bank"), dated June 9, 2003, approved at the Special Meeting of Shareholders of the Bank held on September 22, 2003, became effective. The Share Exchange was approved by the following vote of the 727,576 shares entitled to vote at the special meeting:

         For:              494,162
         Against:                0
         Abstain             4,041

         Pursuant to the Share Exchange, each of the outstanding shares of common stock $10.00 par value of the Bank has been converted into one share of the common stock $.01 par value of the Company. As a result of the Share Exchange, the Bank has become a wholly owned subsidiary of the Company.

         As a result of the Share Exchange, the Company has succeeded to the registration of the Bank under Section 12(g) of the Securities Exchange Act of 1934 (the "Act"), pursuant to the provisions of Rule 12g-3(a) promulgated under the Act. The Bank, was registered and filed reports under the Act with the Board of Governors of the Federal Reserve System, in accordance with the provisions of
Section 12(i)(2) of the Act and Regulation H of the Board of Governors of the Federal Reserve System.

         The last day of trading of the common stock of the Bank traded on the OTC Bulletin Board (FDCB) was September 30, 2003. The first day of trading of the common stock of the Company on the OTC Bulletin Board, under the symbol FCBI will be October 1, 2003.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
----------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information. Not Applicable.

(c)  Exhibits.  (2) Agreement and Plan of Share Exchange

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FREDERICK COUNTY BANCORP, INC.



                        By:  /s/ Martin S. Lapera
                           --------------------------------------------------
                           Martin S. Lapera, President, Chief Executive Officer

Dated: September 30, 2003